EXECUTION COPY

		AMENDMENT AND WAIVER AGREEMENT NO.2
			       TO
	  AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


	Amendment and Waiver Agreement No.2,
(this "Agreement") dated as of June 19, 1998 to the Amended and Restated Revolving Credit Agreement dated as of September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit
Agreement") among Jitney-Jungle Stores of America,
Inc. ("Jitney Jungle"), Southern Jitney Jungle Company,
McCarty.Holman Co., Inc., Jitney-Jungle Bakery, Inc.,
Pump and Save, Inc., Interstate Jitney Jungle Stores,
Inc., Delchamps, Inc. ("Delchamps") (each a
"Borrower" and collectively, the "Borrower"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

	WHEREAS Delchamps desires to sell (the
"Mandeville_Sale") a certain parcel of land located in Mandeville, Louisiana (the "Mandeville Parcel") as more fully described in the Purchase Agreement dated
January 29, 1998,  attached hereto as Exhibit A (the
"Mandeville Sale Agreement"), among Delchamps, and
Premier Centre, L.L C

	WHEREAS Delchamps has entered into a site-development agreement dated April 24, 1998, attached hereto as Exhibit B (the "Mandeville Site Development
Agreement"), between Delchamps and Premier Centre,
L.L.C., pursuant to which Delchamps will construct a supermarket (the "Mandeville Supermarket") on the Mandeville Parcel.

	WHEREAS the Borrowers have requested that the Agent and the Lenders agree to waive certain provisions in the Credit Agreement and to consent to the Borrowers entering into site development arrangements for the construction of new supermarkets;

	WHEREAS the Borrowers have requested that the Agent and the Lenders agree to amend certain provisions contained in the Credit Agreement;

	WHEREAS the Agent and the Lenders are
willing to consent to the Mandeville Sale, the site development arrangements and to amend and waive such provisions of the Credit Agreement on the terms and conditions contained herein;

	Now, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

	SECTION 1. CAPTTALIZED TERMS.
Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

	SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT.
The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 6 hereof is, amended as follows:

	SECTION 2.1 Section 7.09 of the Credit
Agreement is hereby amended in its entirety to read as follows:

Leverage Ratio.   Permit the Leverage Ratio at the end
of each fiscal quarter set forth below to be greater than:


Date of Determination                            Ratio

The Fiscal Quarters ending
  January 3, 1998 and March 28, 1998             5.50:1.00

The Fiscal Quarter ending
  June 20, 1998                                  6.00:1.00

The Fiscal Quarter ending
  September 12, 1998                             6.00:1.00

The Fiscal Quarter ending
  January 2,1999                                 5.25:1.00

Each Fiscal Quarter ending
  in Fiscal Year 1999                            4.40:1.00

Each Fiscal Quarter ending
  in Fiscal Year 2000                            4.30:1.00

Each Fiscal Quarter ending
  in Fiscal Year 2001                            3.90:1.00

Each Fiscal Quarter ending
  in Fiscal Year 2002                            3.60:1.00

Each Fiscal Quarter ending
  in Fiscal Year 2003                            3.40:1.00


	SECTION 2.2 Section 7-10 of the Credit
Agreement is hereby amended in its entirety to read as follows:

Interest Coverage Ratio. Permit the Interest Coverage
Ratio at the end of each fiscal quarter set forth below to be less than:

Date of Determination                              Ratio

The Fiscal Quarters ending
 June 2O, 1998 and
 September 12, 1998                              1.50:1.00

The Fiscal Quarter ending
 January 2, 1999                                 1.65:1.00

Each Fiscal Quarter ending
 in Fiscal Year 1999                             1.80:1.00

Each Fiscal Quarter ending
 in Fiscal Year 2000                             1.85:1.00

Each Fiscal Quarter ending
 in Fiscal Year 2001 and
 thereafter                                      2.00:1.00


	SECTION 3. WAIVER AND CONSENT (MANDEVILLE SALE)

	SECTION 3.1. The Agent and the Lenders
hereby consent to the Mandeville Sale as described above and pursuant to the Mandeville Sale Agreement.

	SECTION 3.2. The Agent and the Lenders
hereby waive the requirement of Section 2.09(d}(i) that the Borrowers make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash
Proceeds from the Mandeville Sale.

	SECTION 3.3. The Agent and the Lenders
hereby agree That the provision of Section 2.O7(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not be applicable to the Net Cash Proceeds of the Mandeville Sale.

	SECTION 3.4. The Agent and the Lenders
waive Section 7.01 of the Credit
Agreement to permit the Borrowers to grant Premier
Centre, L.L.C. a security interest in
Delchamp's benefits to the Mandeville Site-Development
Agreement, any plans and/or specifications required for the construction of the Mandeville Supermarket, and all permits and approvals with regard to the construction of the Mandeville Supermarket.

	SECTION 3.5. The Agent and the Lenders
hereby waive Section 7.02 to the
Credit Agreement as it applies to the Mandeville Site-
Development Agreement.

	SECTION 3.6. The Agent and the Lenders
hereby waive Section 7.05 to the Credit Agreement as it applies to the Mandeville Site-Development Agreement

	SECTION 4. CONSENT TO SITE-DEVELOPMENT AGREEMENTS.

	The Agent and the Lenders hereby consent to the execution by the Borrowers of site-development agreements for the construction of supermarkets (in each case a "Store"), in each case substantially in the form of either Exhibit C or Exhibit D attached hereto
(each a "Site-Development Agreement") with one or more developers (each such developer with respect to a Store is is herein called a "Developer"); provided, however that the aggregate construction costs
(including, but not limited to, supplies, labor, change orders, administrative costs, architectural costs, financing costs. Insurance costs and any other direct or indirect costs) incurred in the construction of a Store pursuant to a Site-Development Agreement shall not exceed $3,500,000. Upon the execution of a Site-
Development Agreement the Borrowers shall promptly deliver, or cause to be promptly delivered to the Agent a copy of such Site-Development Agreement and any other agreement executed in connection therewith.

	SECTION 5. WAIVERS REGARDING SITE DEVELOPMENT AGREEMENT

	SECTION 5.1. The Agent and the Lenders
hereby waive Section 7.01 of the
Credit Agreement to permit the Borrowers to grant a Developer, pursuant to a Site-Development Agreement, a security interest in the Borrower's benefits to such Site-Development Agreement, any plans and/or specifications required for the construction of the Store covered by the Site Development Agreement, and all permits and approvals with regard to the construction of such Store.

	SECTION 5.2. The Agent and the Lenders
hereby waive Section 7.02 to the Credit Agreement as it applies to any Site-Development Agreement.

	SECTION 5.3. The Agent and the Lenders
hereby waive Section 7.05 to the Credit Agreement as it applies to any Site-Development Agreement.

	SECTION 5.4. The Agent and the Lenders
hereby agree that any proceeds received from the sale of either real Property or a Store to a Developer pursuant to a Site-Development Agreement shall not be subject to the provisions of Section 2.09(d)(i) of the Credit
Agreement with respect to the application of proceeds of an Asset Sale.

	SECTION 5.3. The Agent and the Lenders
hereby agree that the provision of Section 2.O7(b)('ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not be applicable to the Net Cash Proceeds received by the Borrowers from the sale of real property or a Store pursuant to a Site-
Development Agreement.


	SECTION 6. CONDITIONS PRECEDENT

	This Agreement shall become effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

	SECTION 6.1 The Agent shall have received in form and substance satisfactory to the Agent and its counsel;

	SECTION 6.1.1 Copies of the Mandeville Sale
Agreement and the form of Site-Development
Agreements.

	SECTION 6.1.2 A certificate signed by the Secretary of each Borrower, Grantor and Guarantor, dated the date hereof, certifying that attached thereto is a true and complete copy of resolutions adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

	SECTION 6.1.3 A certificate signed by a
Financial Officer of each
Borrower and Guarantor, that (i) the representations and warranties made in this
Agreement are true and correct, both immediately prior to and after giving effect to the transactions contemplated herein, and (ii) there exists no unwaived Default or Event of
Default.

	SECTION 6.1.4 Counterparts of this
Amendment executed by each Borrower, each Guarantor and the Required Lenders shall have been delivered to the Agent.

	SECTION 6.1.5 Such other approvals, opinions or documents as the Agent may reasonably request.

	SECTION 6.2 All representations and
warranties contained in this Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct in all material respects.

	SECTION 6.3 No unwaived Default or Event of
Default has occurred and is continuing.

	SECTION 6.4 Messrs. Kaye, Scholer, Fiermnan,
Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith..

	SECTION 7. TERMINATION. The waiver and
consent contained herein as it relates to the Site-
Development Agreements shall be Immediately revocable by the Agent upon notice to the Borrowers;
provided, however any such termination shall not apply to any Site-Development Agreement that has been previously executed and delivered to the Agent.

	SECTION 3. MISCELLANEOUS

	SECTION 8.1 Each of the Borrowers and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit
Agreement, as amended by this Agreement, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except insofar as such representation and warranties relate expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	(a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

	(b)     No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

	(c)     This Agreement and the other
instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency. moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

	(d)     The execution or, delivery and
performance of this Agreement and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

	SECTION 8.2 Except as herein expressly
amended nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit
Agreement, and each Borrower and each Guarantor hereby agrees that all of the covenants and agreements contained in the Credit Agreement and the other Loan
Documents are hereby ratified and
confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

	SECTION 8.3 All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean such Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

	SECTION 8.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

	SECTION 8.5 Delivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

	SECTION 8.6 This Agreement shall be
governed by, and construed and interpreted in accordance with, the laws of the State of New York.

	SECTION 8.7 The parties hereto shall, at any time and from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

	IN WITNESS WHEREOF, the parties
have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as to the date first above written.


				JITNEY-JUNGLE STORES OF AMERICA, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				SOUTHERN JITNEY JUNGLE COMPANY,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				McCARTY-HOLMAN CO., INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JITNEY-JUNGLE BAKERY, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				PUMP AND SAVE, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				INTERSTATE JITNEY JUNGLE STORES, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				DELCHAMPS, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JJ CONSTRUCTION CORP.



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       SUPERMARKET CIGARETTE SALES, INC.,
				     as Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				FLEET CAPITAL CORPORATION, as Agent



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				FLEET CAPITAL CORPORATION, as Lender



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				PNC BANK, NATIONAL ASSOCIATES, as Lender



				By:   /s/ Richard F. Muse, Jr.
				Name:   Richard F. Muse, Jr.
				Title:  Vice President



				HELLER FINANCIAL INC., as Lender



				By:   /s/ Stephen M. Metivier
				Name:   Stephen M. Metivier
				Title:  Assistant Vice President



			       IBJ SCHRODER BUSINESS CREDIT CORP.,
				      as Lender


				By:   /s/ James M. Steffy
				Name:   James M. Steffy
				Title:  Vice President

				NATIONAL BANK OF CANADA, a Canadian
				      Chartered Bank, as Lender



				By:   /s/ J. Michael Smith
				Name:   J. Michael Smith
				Title:  Vice President



				NATIONAL CITYBANK, as Lender



				By:   /s/ Joseph D. Robinson
				Name:   Joseph D. Robinson
				Title:  Vice President



				DEUTSCHE FINANCIAL SERVICES HOLDING
					 CORPORATION, as Lender



				By:   /s/ Pamela D. Petrick
				Name:   Pamela D. Petrick
				Title:  Vice President



				FLEET BANK, N.A., as a Letter of
					Credit Issuer



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President